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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Current Report on Form 8-K of AxyS Pharmaceuticals, Inc. dated January 23, 1998 and into AxyS Pharmaceuticals, Inc.'s previously filed registration statements, on Form S-8 file number 33-74720 dated February 1, 1994, file number 33-80852 dated June
24, 1994, file number 33-92900 dated June 20, 1995, file number 333-00500 dated January 22, 1996, file number 333-09095 dated July 29, 1996, file numbers 333-36639 and 333-36645 dated September 29, 1997, and file numbers 333-44669 and
333-44667 dated January 22, 1998, of our report dated February 6, 1997, with respect to the consolidated financial statements of Sequana Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

San Diego, California
January 22, 1998


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